Exhibit 4.7

CLASS A COMMON STOCK		CLASS A COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, N.Y. AND RIDGEFIELD PARK, N.J PAR VALUE $.01 PER SHARE	[GRAPHIC]

In order to maintain qualification of the Corporation as a real estate investment trust under applicable provisions of the Internal Revenue Code, the Board of Directors may, in accordance with the terms of the Certificate of Incorporation, redeem or restrict the transfer of the Shares represented by the Certificate

INCORPORATED UNDER THE LAWS OF THE STATE OF MARLYAND		SEE REVERSE FOR CERTAIN DEFINITIONS

NUMBER		SHARES

BRE PROPERTIES, INC.

THIS CERTIFIES THAT		CUSIP 05564E 10 6
SPECIMEN
IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK OF

BRE Properties, Inc., transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

The holder and every transferee or assignee of this Certificate or of the Shares represented hereby or of any interest therein accepts and agrees to be bound by the terms, conditions, and limitations of the Articles of Incorporation and all amendments thereof and supplements thereto.

Witness the facsimile seal of the Corporation, and the facsimile signatures of its duly authorized officers.

Dated:

Countersigned and Registered MELLON INVESTOR SERVICES LLC Transfer Agent and Registrar By AUTHORIZED SIGNATURE.	/s/ Frank McDowell PRESIDENT /s/ Edward F. Lange, Jr. SECRETARY AND CHIEF FINANCIAL OFFICER

The Corporation will furnish without charge to each stockholder who so requests a statement of the rights, privileges, voting powers, limitations and qualifications of the classes of stock of the Corporation. Requests may be directed to the Corporation or its transfer agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT — Custodian
TEN ENT — as tenants by the entireties	(Cust) (Minor)
JT TEN — as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                                                                                       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE.)	Notice: The Signature to this Assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

Shares of Class A Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint attorney, to transfer the same on the books of the within-named Corporation, with full power of substitution in the premises.

Dated:

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

SIGNATURE(S) GUARANTEED

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN

ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers,

Savings and Loan Associations and Credit Union(s)) WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE

MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17A-d15.